Exhibit 99.1

News Release

Inpixon Reports First Quarter 2022 Financial Results
and Provides Business Update

Achieves 77% Increase in Revenue Versus the Same Period Last Year

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif., May 16, 2022 /PRNewswire/ -- Inpixon® (Nasdaq: INPX), the Indoor Intelligence® company, today provided a business update and reported financial results for its 2022 first quarter ended March 31, 2022.

“I’m pleased to report that we continued our strong revenue growth in the first quarter of 2022, as illustrated by a 77% increase in revenue to $5.2 million as compared to $3.0 million for the same period in 2021,” commented Nadir Ali, CEO of Inpixon. “This growth results from Inpixon’s ability to continue to add household name-brand enterprise organizations to its Indoor Intelligence customer list. Our enterprise app platforms are designed to meet the needs of the modern organization, providing a smart, innovative and connected space with technologies that provide end-to-end logistics, management tools and analytics for the workplace, events, and customer experience programs. Our customers are choosing us because we can deliver an enterprise-level platform, rich with over 150 workplace features and partnerships that allow for over 75 enterprise software integrations.

We are at the forefront of delivering solutions that are focused on interconnectivity, automation and intelligence driven by better, more reliable data. With our breadth of hardware and software technologies, Inpixon is well positioned to take advantage of not only the market growth in hybrid workplaces, hybrid events and industrial automation but also the metaverse. Inpixon has the foundational technologies and skillsets -- in hardware design, software development, wireless communications, mapping, positioning, augmented reality, computer vision, 3D rendering, advanced visualizations, analytics, and artificial intelligence -- to ride the metaverse wave.

“Inpixon technologies are gaining broad recognition as a leader in the market, with numerous industry awards and media coverage. We believe we have a solid foundation for continued growth and look forward to expanding our partnerships with organizations that share a vision for driving change and reimagining workplace experiences,” concluded Mr. Ali.

Recent Highlights:

●	Rebranded CXApp products to Inpixon Experience, Inpixon Events and Inpixon CX Briefing

●	Secured multiple new contracts with Fortune 1000-ranked organizations

●	Completed $50 million registered direct offering

●	Ranked number one for RTLS Use Case in 2022 Gartner® Critical Capabilities for Indoor Location Services report[1]

Financial Results

Revenues for the three months ended March 31, 2022 were $5.2 million compared to $3.0 million for the comparable period in the prior year for an increase of approximately $2.3 million, or approximately 77%. This increase is primarily attributable to the increase in Indoor Intelligence sales, particularly our enterprise app (CXApp) product line which was acquired during the second quarter of 2021 and the addition of the IIoT product line in the fourth quarter of 2021. Gross profit for the three months ended March 31, 2022, was $3.8 million compared to $2.1 million for the comparable period in the prior year, an increase of 86%. The gross profit margin for the three months ended March 31, 2022 was 73% compared to 70% for the three months ended March 31, 2021. Net income or loss attributable to stockholders of Inpixon three months ended March 31, 2022 was a loss of $11.2 million compared to a loss of $12.6 million for the comparable period in the prior year. This decrease in loss of approximately $1.3 million was primarily attributable to increased gross profit of $1.8 million, lower operating costs of $0.6 million and higher non-controlling interest of $0.4 million offset by the $1.5 million unrealized loss on the Sysorex shares.

Non-GAAP Adjusted EBITDA for the three months ended March 31, 2022, was a loss of $8.8 million compared to a loss of $5.6 million for the prior year period. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and other non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three months ended March 31, 2022 was a loss of ($0.07) compared to a loss of ($0.08) per share for the prior year period. Proforma non-GAAP net income (loss) per share is used by Inpixon management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for non-cash items including stock-based compensation, amortization of intangibles and one-time charges and other adjustments including provision for valuation allowances, severance costs, acquisition costs and costs associated with public offerings.

Conference Call

Inpixon management will host a conference call today at 4:30 PM Eastern Time to discuss the company’s financial results for the first quarter ended March 31, 2022, as well as to review the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 844-602-0380 for U.S. callers or +1 862-298-0970 for international callers. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2235/45553 or on the company’s Investors section of the website: ir.inpixon.com.

Investors and other interested parties are invited to submit questions to management prior to the call’s start via email to inpx@crescendo-ir.com.

A webcast replay will be available on the company’s Investors section of the website (ir.inpixon.com) through May 16, 2023. A telephone replay of the call will be available approximately one hour following the call, through May 23, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 45553.

[1] Gartner, Critical Capabilities for Indoor Location Services, Tim Zimmerman, Annette Zimmermann, 7 March 2022.

Gartner Disclaimer

Gartner and Magic Quadrant are registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Inpixon

Inpixon® (Nasdaq: INPX) is the innovator of Indoor Intelligence®, delivering actionable insights for people, places and things. Combining the power of mapping, positioning and analytics, Inpixon helps to create smarter, safer, and more secure environments. The company’s Indoor Intelligence and mobile app solutions are leveraged by a multitude of industries to optimize operations, increase productivity, and enhance safety. Inpixon customers can take advantage of industry leading location awareness, RTLS, workplace and hybrid event solutions, analytics, sensor fusion, IIoT and the IoT to create exceptional experiences and to do good with indoor data. For the latest insights, follow Inpixon on LinkedIn, and Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19, global conflicts, inflation and other global events on Inpixon’s results of operations and global supply chain constraints, Inpixon’s ability to integrate the products and business from recent acquisitions into its existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon’s ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, the ability to obtain financing if needed, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as a metric for which it manages the business, and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles and one-time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Inpixon Contacts

General inquiries:

Inpixon

Email: marketing@inpixon.com

Web: inpixon.com/contact-us

Media relations:

Offleash PR for Inpixon

Email: inpixon@offleashpr.com

Investor relations:

Crescendo Communications, LLC

Tel: +1 212-671-1020

Email: INPX@crescendo-ir.com

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	March 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$60,852	$52,480
Accounts receivable, net of allowances of $272 and $272, respectively	3,454	3,218
Notes and other receivables	284	321
Inventory, net of reserve of $438 and $438, respectively	1,766	1,976
Short-term investments	15,035	43,125
Prepaid assets and other current assets	8,474	4,842
Total Current Assets	89,865	105,962

Property and equipment, net	1,412	1,442
Operating lease right-of-use asset, net	1,558	1,736
Software development costs, net	1,688	1,792
Investment in Equity Securities	335	1,838
Long-term investments	2,500	2,500
Intangible assets, net	32,002	33,478
Goodwill	7,656	7,672
Other assets	209	253
Total Assets	$137,225	$156,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,066	$2,414
Accrued liabilities	3,863	10,665
Operating lease obligation, current	619	643
Deferred revenue	4,133	4,805
Short-term debt	2,411	3,490
Acquisition liability	3,436	5,114
Total Current Liabilities	15,528	27,131

Long Term Liabilities
Operating lease obligations, noncurrent	982	1,108
Other liabilities, noncurrent	28	28
Acquisition liability, noncurrent	110	220
Total Liabilities	16,648	28,487

Commitments and Contingencies

Mezzanine Equity
Series 7 Convertible Preferred Stock - 58,750 shares authorized; zero and 49,250 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	--	44,695
Series 8 Convertible Preferred Stock - 53,197.7234 shares authorized; 53,197.7234 and zero issued and outstanding as of March 31, 2022 and December 31, 2021, respectively. (Liquidation preference of $53,197,723)	43,173	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized;
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 issued, and 1 outstanding as of March 31, 2022 and December 31, 2021, respectively;	--	--
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued, and 126 outstanding as of March 31, 2022 and December 31, 2021, respectively.	--	--
Common Stock - $0.001 par value; 2,000,000,000 shares authorized; 152,476,356 and 124,440,924 issued and 152,476,355 and 124,440,923 outstanding as of March 31, 2022 and December 31, 2021, respectively.	152	124
Additional paid-in capital	338,183	332,639
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	(58)	44
Accumulated deficit	(261,535)	(250,309)
Stockholders’ Equity Attributable to Inpixon	76,047	81,803

Non-controlling interest	1,357	1,688

Total Stockholders' Equity	77,404	83,491

Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$137,225	$156,673

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months
	March 31,
	2022	2021
	(Unaudited)

Revenues	$5,231	$2,954
Cost of Revenues	1,386	884

Gross Profit	3,845	2,070

Operating Expenses
Research and development	4,085	2,708
Sales and marketing	2,276	1,639
General and administrative	6,105	9,171
Acquisition related costs	121	470
Amortization of intangibles	1,322	502
Total Operating Expenses	13,909	14,490

Loss from Operations	(10,064)	(12,420)

Other Income (Expense)
Interest expense, net	2	(349)
Loss on exchange of debt for equity	--	(30)
Benefit (provision) for valuation allowance on related party loan - held for sale	--	(117)
Other income	108	386
Unrealized loss on equity securities	(1,503)	--
Total Other Income (Expense)	(1,393)	(110)

Net Loss, before tax	(11,457)	(12,530)
Income tax provision	(100)	(9)
Net Loss	(11,557)	(12,539)

Net (Loss) Income Attributable to Non-controlling Interest	(346)	18

Net Loss Attributable to Stockholders of Inpixon	(11,211)	(12,557)
Accretion of Series 7 preferred stock	(4,555)	--
Accretion of Series 8 Preferred Stock	(548)	--
Deemed dividend for the modification related to Series 8 Preferred Stock	(2,627)	--
Deemed contribution for the modification related to Warrants issued in connection with Series 8 Preferred Stock	1,469	--
Amortization premium- modification related to Series 8 Prefered Stock	110	--

Net Loss Attributable to Common Stockholders	$(17,362)	$(12,557)

Net Loss Per Share - Basic and Diluted	$(0.13)	$(0.16)

Weighted Average Shares Outstanding
Basic and Diluted	138,502,493	78,942,697

Comprehensive Loss
Net Loss	$(11,557)	$(12,539)
Unrealized foreign exchange loss from cumulative translation adjustments	(102)	(671)
Comprehensive Loss	$(11,659)	$(13,210)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended,
	March 31,
	2022	2021
	(Unaudited)
Cash Flows Used In Operating Activities
Net loss	$(11,557)	$(12,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	317	293
Amortization of intangible assets	1,489	650
Amortization of right of use asset	169	181
Stock based compensation	1,533	5,096
Earnout payment expense	(2,827)	--
Loss on exchange of debt for equity	--	30
Amortization of debt discount	--	224
Related party note, gain on foreign currency transaction	--	(363)
Unrealized gain on note	(167)	--
Provision for the valuation allowance for held for sale loan	--	117
Income tax expense	--	9
Unrealized loss on equity securities	1,503	--
Other	146	--

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(239)	426
Inventory	181	(279)
Prepaid expenses and other current assets	(3,607)	135
Other assets	41	(227)
Accounts payable	(1,345)	480
Accrued liabilities	(109)	421
Income tax liabilities	(40)	--
Deferred revenue	(666)	(235)
Operating lease obligation	(141)	(176)
Other liabilities	--	96
Net Cash Used in Operating Activities	$(15,319)	$(5,661)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(81)	(109)
Purchases of capitalized software	(107)	(253)
Investments in short term investments	--	(42,059)
Sales of treasury bills	28,001	--
Purchase of Systat licensing agreement	--	(900)
Net Cash Provided By (Used in) Investing Activities	$27,813	$(43,321)

Cash From Financing Activities
Net proceeds from issuance of preferred stock and warrants	$46,906	$--
Net proceeds from issuance of common stock and warrants	--	77,853
Cash paid for redemption of preferred stock series 7	(49,250)	--
Restricted stock forfeiture for settlement of employee taxes	(336)	--
Loans to related party	--	(117)
Net proceeds from promissory notes	364	--
Repayment of CXApp acquisition liability	(1,787)	--
Repayment of acquisition liability to Locality shareholders	--	(467)
Net Cash (Used In) Provided By Financing Activities	$(4,103)	$77,269

Effect of Foreign Exchange Rate on Changes on Cash	(19)	(10)

Net Increase in Cash and Cash Equivalents	8,372	28,277

Cash and Cash Equivalents - Beginning of period	52,480	17,996

Cash and Cash Equivalents - End of period	$60,852	$46,273

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended,
	March 31,
(In thousands)	2022	2021

Net loss attributable to common stockholders	$(17,362)	$(12,557)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	--	30
Provision for valuation allowance on held for sale loan	--	117
Unrealized loss on equity securities	1,503	--
Acquisition transaction/financing costs	121	470
Earnout compensation benefit	(2,827)	--
Accretion of series 7 preferred stock	4,555	--
Accretion of series 8 preferred stock	548	--
Deemed dividend for the modification related to Series 8 Preferred Stock	2,627	--
Deemed contribution for the modification related to warrants issued in connection with Series 8 Preferred Stock	(1,469)	--
Amortization premium- modification related to Series 8 Prefered Stock	(110)	--
Professional service fees	8	349
Unrealized losses/(gains) on notes, loans, investments	89	(363)
Stock-based compensation – compensation and related benefits	1,533	5,096
Severance costs	111	--
Interest (income)/expense, net	(2)	349
Income tax provision	100	9
Depreciation and amortization	1,806	943
Adjusted EBITDA	$(8,769)	$(5,557)

	For the Three Months Ended,
	March 31,
(In thousands, except share data)	2022	2021

Net loss attributable to common stockholders	$(17,362)	$(12,557)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	--	30
Provision for valuation allowance on held for sale loan	--	117
Unrealized loss on equity securities	1,503	--
Acquisition transaction/financing costs	121	470
Earnout compensation benefit	(2,827)	--
Accretion of series 7 preferred stock	4,555	--
Accretion of series 8 preferred stock	548	--
Deemed dividend for the modification related to Series 8 Preferred Stock	2,627	--
Deemed contribution for the modification related to warrants issued in connection with Series 8 Preferred Stock	(1,469)	--
Amortization premium- modification related to Series 8 Prefered Stock	(110)	--
Professional service fees	8	349
Unrealized losses/(gains) on investments	89	(363)
Stock-based compensation – compensation and related benefits	1,533	5,096
Severance costs	111	--
Amortization of intangibles	1,489	650
Proforma non-GAAP net loss	$(9,184)	$(6,208)
Proforma non-GAAP net loss per basic and diluted common share	$(0.07)	$(0.08)
Weighted average basic and diluted common shares outstanding	138,502,493	78,942,697